Exhibit 10.1

PROMISSORY NOTE

$3,509,337.00	October 1, 2007

FOR VALUE RECEIVED, the undersigned, Dynamic Health Products, Inc. (“Borrower”), promises to pay to GeoPharma, Inc. (“Lender”) on or before April 6, 2008 (the “Maturity date”), the principal sum of THREE MILLION FIVE HUNDRED NINE THOUSAND THREE HUNDRED THIRTY SEVEN DOLLARS ($3,509,337.00) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal sum hereof at the rate of 7.35% per annum on the unpaid principal balance from October 1, 2007, until paid in full (the “Note”).

Borrower may repay all or any portion of the amount hereof without penalty at any time and from time to time prior to the Maturity Date. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning November 6, 2007, with all subsequent interest payments to be due on the same day of each month after that. The annual interest rate for this Note is computed on a 365/360 basis; that is by applying the ratio of the annual interest rate over a year of 360 days.

All payments shall be payable in lawful money of the United States of America in immediately available funds at the office of the Lender or his assignee.

Borrower hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

Borrower shall pay to the Lender such amounts as shall be sufficient to cover the costs and expenses of such Lender, including reasonable attorneys’ fees, costs and expenses incurred by the Lender in connection with the collection, liquidation, enforcement and defense of the obligations of the Borrower to the Lender hereunder.

This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of the Lender and his successors and assigns. This Note shall be governed as to validity, interpretation and effect by the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof, irrespective of any form in which any action may be brought to enforce or secure an interpretation of this Note and irrespective of the place of business, address or domicile of Borrower or the Company.

An event of default shall be the nonpayment of the amount set forth herein when the same shall have become due and payable. In such event, and at the option of the Lender without demand or notice, all principal shall become immediately due and payable.

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note on the day and year first above written.

DYNAMIC HEALTH PRODUCTS, INC.

By:	/s/ Cani I. Shuman
Name:	Cani I. Shuman
Title:	Chief Financial Officer